Exhibit 99.1

FOR IMMEDIATE RELEASE

TURTLE BEACH REPORTS THIRD QUARTER 2017 RESULTS

San Diego, CA - November 2, 2017 - Turtle Beach Corporation (NASDAQ: HEAR), a leading gaming headset and audio accessory company, reported financial results for the third quarter ended September 30, 2017.

Third Quarter Summary vs. Year-Ago Quarter:

▪	Net revenue of $36.0 million versus $38.4 million, down slightly due to holiday shipment timing.

▪	Gross margin improved significantly to 34.9% compared to 10.2% last year (excluding a $7.1 million HyperSound-related charge, gross margin in the year-ago quarter was 28.7%).

▪	Operating expenses were reduced to $10.7 million compared to $46.7 million (excluding $33.1 million in HyperSound-related charges, operating expenses in the year-ago quarter were $13.6 million).

▪
Net loss improved significantly to $0.5 million, or $(0.01) per share, compared to a net loss of $44.8 million, or $(0.91) per share (excluding HyperSound-related charges, net loss in the year-ago quarter was $4.7 million, or $(0.10) per share).

▪	Adjusted EBITDA improved significantly to $3.3 million compared to $0.5 million.
“Our third quarter financial performance was highlighted by signficant gross margin expansion and prudent expense management, which drove strong growth in adjusted EBITDA that exceeded our outlook,” said Juergen Stark, CEO, Turtle Beach Corporation. “We believe these results are beginning to underscore the underlying profit potential of our business as the leading console gaming headset brand and provider now that we are largely unencumbered by HyperSound costs.

“Third quarter sales were slightly impacted by orders from some large customers that shifted from September into October. Due to the high velocity of holiday shipments that happen in late September, this shift was identified as a possibility in our third quarter outlook. While this timing difference had no impact on our full-year outlook, other factors including reduction in run-rate inventory levels by some retailers and a slightly reduced industry outlook for headsets have led us to modestly lower our full year revenue forecast. However, we continue to expect a strong holiday quarter with increased revenues and significant EBITDA expansion for both the holiday quarter and full year.”

“We expect this expansion to be driven by a strong holiday product lineup,” continued Stark. “This includes four new, category-redefining wireless headsets, including the world’s first Xbox One headsets that connect directly to the console. We also recently launched our Elite Pro - PC Edition and OpTic Limited Edition headsets, two products that are highly visible in the esports market, as well as our new Recon Camo, which is just in time for the upcoming release of Call of Duty®: WWII.”

Third Quarter 2017 Financial Results
Net revenue in the third quarter was $36.0 million compared to $38.4 million in the year-ago quarter. The decline was largely due to the shift in orders from some large customers into the fourth quarter, an event the company cited last quarter as a possible scenario given large levels of product shipments estimated to occur in late September.

Gross margin in the third quarter improved significantly to 34.9% compared to 10.2% in the third quarter of 2016. Excluding a $7.1 million HyperSound-related charge, gross margin in the year-ago quarter was 28.7%. The increase was due to a mix-shift toward higher margin headsets, as well as on-going supply chain and logistics-driven product cost improvements.

Operating expenses in the third quarter were reduced to $10.7 million compared to $46.7 million in the third quarter of 2016, which included HyperSound-related charges totaling $33.1 million. Excluding these charges, year-over-year operating expenses declined 21% due to a continued focus on cost management across the business.

Net loss improved significantly to $0.5 million, or $(0.01) per share, compared to a net loss of $44.8 million, or $(0.91) per share, in the third quarter of 2016. Excluding $0.81 per share in HyperSound-related charges, net loss in the third quarter of 2016 was $4.7 million, or $(0.10) per share. The improvement was primarily driven by the higher gross margin and lower operating expenses.

Adjusted EBITDA (as defined below in “Non-GAAP Financial Measures”) improved significantly to $3.3 million compared to $0.5 million in the year-ago quarter.

Balance Sheet Highlights
At September 30, 2017, the Company had approximately $0.5 million of cash, compared to $3.3 million one year ago. As a result of its $60 million revolving credit facility, Turtle Beach generally does not hold a large cash balance.

Total outstanding debt principal at September 30, 2017 was $59.0 million compared to $59.9 million at September 30, 2016. The debt consisted of $24.8 million of revolving debt, $12.9 million in term loans and $21.2 million in subordinated debt.

2017 Outlook
For the fourth quarter of 2017, Turtle Beach expects net revenue to increase to a range between $82.6-$87.6 million compared to $82.2 million in the fourth quarter of 2016. Adjusted EBITDA is expected to improve to a range between $16.7-$18.7 million compared to $16.1 million in the fourth quarter of 2016. Net income for the fourth quarter is expected to increase and range between $0.26-$0.30 per share compared to $0.25 per share in the fourth quarter of 2016.

For the full year 2017, Turtle Beach now expects net revenue to range between $152-$157 million (down from $157-$162 million in its August outlook) compared to $174 million in 2016. This year-over-year decline reflects the higher channel inventory impact on first half revenues, ongoing efforts by some retailers to significantly reduce their run-rate inventory levels, and a slightly reduced outlook for overall industry headset sales. In addition, it reflects an approximate $6-$7 million year-over-year decline in old-gen headset sales, bringing this business to a close in 2017. This also assumes no material revenue from HyperSound. However, the Company continues to expect $11-$13 million in consolidated adjusted EBITDA in 2017 compared to $4 million in 2016. This includes an approximate $1 million expected adjusted EBITDA loss from HyperSound in 2017. Net loss in 2017 is still expected to range between $(0.06)-$(0.10) per share based upon 49.3 million diluted shares outstanding. This is compared to a net loss of $(1.79) per share in 2016 (or a loss of $(0.33) per share in 2016 excluding the goodwill and intangible asset impairment charges, HyperSound restructuring reserves and other restructuring charges).

A table summarizing this outlook has been provided at the end of this release.

With respect to the Company's adjusted EBITDA outlook for the fourth quarter and full year 2017, a reconciliation to its net loss outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net loss, including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net loss outlook for such periods is not available without unreasonable effort. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details
Turtle Beach Corporation will hold a conference call today, November 2, 2017, at 2:00 p.m. Pacific time (5:00 p.m. Eastern) to discuss its third quarter 2017 results.

CEO Juergen Stark and CFO John Hanson will host the call, followed by a question and answer session.

Conference Call Details:
Date: Thursday, November 2, 2017
Time: 5:00 p.m. ET / 2:00 p.m. PT
Toll-Free Dial-in Number: (877) 303-9855
International Dial-in Number: (408) 337-0154
Conference ID: 5789519

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization. If you have any difficulty with the conference call, please contact Liolios at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.turtlebeachcorp.com.

A replay of the conference call will be available after 8:00 p.m. ET on the same day through November 9, 2017.

Toll-Free Replay Number: (855) 859-2056
International Replay Number: (404) 537-3406

Replay ID: 5789519

Non-GAAP Financial Measures
In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA, that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock- based compensation (non-cash), and certain special items that we believe are not representative of core operations. See a reconciliation of GAAP results to adjusted EBITDA included below for the three and nine months ended September 30, 2017.

About Turtle Beach Corporation
Turtle Beach Corporation (http://corp.turtlebeach.com) designs innovative, market-leading audio products. Under its award-winning Turtle Beach brand (www.turtlebeach.com), the Company is the clear market share leader with its wide selection of acclaimed gaming headsets for use with Xbox One and PlayStation®4, as well as personal computers and mobile/tablet devices. Under the HyperSound brand (www.hypersound.com), the Company develops and licenses pioneering directed audio solutions with applications in digital signage and kiosks, consumer electronics and hearing healthcare. The Company's shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the outcome of our HyperSound strategic review process and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.
# # #

For Investor Information, Contact:	For Media Information, Contact:
Cody Slach	MacLean Marshall
Investor Relations	Sr. Director - Brand & PR/Communications
Liolios	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@liolios.com	maclean.marshall@turtlebeach.com

Turtle Beach Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value and share amounts)

Table 1.

	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$473	$6,183
Accounts receivable, net	24,588	54,633
Inventories	45,869	21,698
Prepaid expenses and other current assets	4,956	4,121
Total Current Assets	75,886	86,635
Property and equipment, net	4,427	4,311
Intangible assets, net	1,484	1,618
Deferred income taxes	126	543
Other assets	1,146	1,693
Total Assets	$83,069	$94,800
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Revolving credit facilities	$24,793	$35,905
Term loan	4,814	2,647
Accounts payable	29,996	11,927
Other current liabilities	12,110	16,414
Total Current Liabilities	71,713	66,893
Term loan, long-term portion	7,238	10,442
Series B redeemable preferred stock	18,547	17,480
Subordinated notes - related party	20,051	17,881
Other liabilities	2,239	2,800
Total Liabilities	119,788	115,496
Commitments and Contingencies
Stockholders' Equity
Common stock, $0.001 par value - 100,000,000 shares authorized; 49,386,006 and 49,251,336 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	49	49
Additional paid-in capital	147,802	146,615
Accumulated deficit	(184,279)	(166,800)
Accumulated other comprehensive loss	(291)	(560)
Total Stockholders' Equity	(36,719)	(20,696)
Total Liabilities and Stockholders' Equity	$83,069	$94,800

Turtle Beach Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per-share data)
(unaudited)
Table 2.

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Revenue	$35,975	$38,384	$69,439	$91,774
Cost of Revenue	23,437	34,457	48,384	79,372
Gross Profit	12,538	3,927	21,055	12,402
Operating expenses:
Selling and marketing	5,586	7,016	15,564	19,737
Research and development	1,336	2,637	4,423	6,701
General and administrative	3,499	4,591	11,740	15,161
Goodwill and intangible asset impairment	—	32,084	—	63,236
Restructuring charges	241	339	509	564
Total operating expenses	10,662	46,667	32,236	105,399
Operating income (loss)	1,876	(42,740)	(11,181)	(92,997)
Interest expense	2,042	1,866	5,717	5,331
Other non-operating expense (income), net	(252)	326	(517)	1,395
Earnings (loss) before income tax	86	(44,932)	(16,381)	(99,723)
Income tax expense (benefit)	578	(133)	1,098	(340)
Net loss	$(492)	$(44,799)	$(17,479)	$(99,383)

Net loss per share:
Basic	$(0.01)	$(0.91)	$(0.35)	$(2.05)
Diluted	$(0.01)	$(0.91)	$(0.35)	$(2.05)
Weighted average number of shares:
Basic	49,386	49,230	49,328	48,371
Diluted	49,386	49,230	49,328	48,371

Turtle Beach Corporation
Reconciliation of GAAP and Non-GAAP Measures
(in thousands, except per-share data)
(unaudited)
Table 3.

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Income (Loss)
GAAP Net Income (Loss)	$(492)	$(44,799)	$(17,479)	$(99,383)

Goodwill and intangible asset impairment	—	32,084	—	63,236
Business transition charges	(71)	8,049	550	8,049
Non-GAAP Earnings	(563)	(4,666)	(16,929)	(28,098)

Diluted Earnings Per Share
GAAP - Diluted	$(0.01)	$(0.91)	$(0.35)	$(2.05)

Goodwill and intangible asset impairment	$—	$0.65	$—	$1.31
Business transition charges	$—	$0.16	$0.01	$0.17
Non-GAAP - Diluted	$(0.01)	$(0.10)	$(0.34)	$(0.57)

Turtle Beach Corporation
GAAP to Adjusted EBITDA Reconciliation
(in thousands)
(unaudited)
Table 4.

	Three Months Ended
	September 30, 2017
	As Reported	Adj Depreciation	Adj Amortization	Adj Stock Compensation	Other (1)	Adj EBITDA
Net Revenue	$35,975	$—	$—	$—	$—	$35,975
Cost of Revenue	23,437	(165)	—	(20)	312	23,564
Gross Profit	12,538	165	—	20	(312)	12,411

Operating Expense	10,662	(622)	(89)	(350)	(241)	9,360

Operating income (loss)	1,876	787	89	370	(71)	3,051

Interest expense	2,042
Other non-operating expense (income), net	(252)					(252)

Earnings (loss) before income tax	86
Income tax expense	578
Net loss	$(492)			Adjusted EBITDA		$3,303

	Nine Months Ended
	September 30, 2017
	As Reported	Adj Depreciation	Adj Amortization	Adj Stock Compensation	Other (1)	Adj EBITDA
Net Revenue	$69,439	$—	$—	$—	$—	$69,439
Cost of Revenue	48,384	(479)	—	66	(41)	47,930
Gross Profit	21,055	479	—	(66)	41	21,509

Operating Expense	32,236	(2,521)	(259)	(1,253)	(509)	27,694

Operating income (loss)	(11,181)	3,000	259	1,187	550	(6,185)

Interest expense	5,717
Other non-operating expense (income), net	(517)					(517)

Earnings (loss) before income tax	(16,381)
Income tax expense	1,098
Net loss	$(17,479)			Adjusted EBITDA		$(5,668)

(1) Other includes business transition costs and restructuring charges.

Table 4. (continued)

	Three Months Ended
	September 30, 2016
	As Reported	Adj Depreciation	Adj Amortization	Adj Stock Compensation	Other (2)	Adj EBITDA
Net Revenue	$38,384	$—	$—	$—	$—	$38,384
Cost of Revenue	34,457	(83)	(1,218)	(152)	(7,079)	25,925
Gross Profit	3,927	83	1,218	152	7,079	12,459

Operating Expense	46,667	(1,632)	(114)	(865)	(32,423)	11,633

Operating income (loss)	(42,740)	1,715	1,332	1,017	39,502	826

Interest expense	1,866
Other non-operating expense (income), net	326					326

Earnings (loss) before income tax	(44,932)
Income tax benefit	(133)
Net loss	$(44,799)			Adjusted EBITDA		$500

	Nine Months Ended
	September 30, 2016
	As Reported	Adj Depreciation	Adj Amortization	Adj Stock Compensation	Other (2)	Adj EBITDA
Net Revenue	$91,774	$—	$—	$—	$—	$91,774
Cost of Revenue	79,372	(420)	(3,660)	(398)	(7,079)	67,815
Gross Profit	12,402	420	3,660	398	7,079	23,959

Operating Expense	105,399	(3,765)	(368)	(2,824)	(63,800)	34,642

Operating income (loss)	(92,997)	4,185	4,028	3,222	70,879	(10,683)

Interest expense	5,331
Other non-operating expense (income), net	1,395					1,395

Earnings (loss) before income tax	(99,723)
Income tax benefit	(340)
Net loss	$(99,383)			Adjusted EBITDA		$(12,078)

(2) Other includes asset impairments, business transition costs and restructuring charges.

Table 5.

	Fiscal 2017 Outlook
	Q4 17 Guidance	Q4 16 Actual	FY 17 Guidance	FY 17 Prior Guidance[1]	FY 16 Actual
Net Revenue	$82.6 - $87.6M	$82.2M	$152M - $157M	$157M - $162M	$174M
Adjusted EBITDA	$16.7 - $18.7M	$16.1M	$11M - $13M	$11M - $13M	$4M
EPS	$0.26 - $0.30	$0.25	$(0.06) - $(0.10)	$(0.06) - $(0.10)	$(1.79)
Normalized EPS	$0.26 - $0.30	$0.25	$(0.06) - $(0.10)	$(0.06) - $(0.10)	$(0.33)[2]

(1) Reported on August 10, 2017.
(2) Excludes $(1.46) per share in goodwill and intangible asset impairment charges, HyperSound restructuring reserves and other restructuring charges.